CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (nos. 333-12455 and 333-12419) and in the Registration on Form S-8 (no. 33-97358) of Stillwater Mining Company of our report dated March 14, 1997 appearing on page 38 of this Form 10-K.



PRICE WATERHOUSE LLP

Denver, Colorado
March 28, 1997